UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2025
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2025, Designer Brands Inc. (the “Company”) received notice from Jared A. Poff of his intent to step down as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, effective as of October 31, 2025. Mr. Poff is resigning to pursue a new professional opportunity and not as a result of any disagreement with the Company on any matters related to the Company’s financial or accounting operations, policies, or practices.

On October 7, 2025, the Board of Directors of the Company approved the appointment of Mark A. Haley as the Company’s Principal Financial Officer on an interim basis, effective as of November 1, 2025. Mr. Haley will also continue to serve as the Company’s Senior Vice President, Controller and Principal Accounting Officer. Mr. Haley will work in close partnership with the Company’s tenured financial and accounting leadership teams to enable a seamless transition. The Company is launching an executive search to identify a permanent Chief Financial Officer.

In connection with Mr. Haley’s appointment as interim Principal Financial Officer, Mr. Haley will receive a one-time cash retention bonus of $100,000 (subject to repayment by him if he resigns within 24 months of receipt) and an award of restricted stock units, to be granted on October 15, 2025, which will have a grant date value of $150,000 and will vest 33% on each of the first and second anniversaries of the grant date and 34% on the third anniversary of the grant date, subject to Mr. Haley’s continued employment on each such date.

Mr. Haley, age 57, was appointed as Senior Vice President, Controller and Principal Accounting Officer in January 2019. Mr. Haley previously served as the Vice President and Controller of the Company from 2017 to January 2019. Before joining the Company in 2017, Mr. Haley served as Vice President, Chief Accounting Officer of Conn’s, Inc. from 2014 to 2017. From 2010 to 2014, Mr. Haley served as Vice President, Corporate Controller and Chief Accounting Officer at Coldwater Creek Inc. Prior to that, he was a senior director of financial reporting at SUPERVALU INC. and a director of assurance services at Deloitte & Touche LLP. Mr. Haley is a CPA and holds Bachelor of Science degrees in Finance and Accounting from the University of Idaho.

There are no arrangements or understandings between Mr. Haley and any other person pursuant to which he was appointed as interim principal financial officer. In addition, there are no family relationships between Mr. Haley and any directors or executive officers of the Company, and no transactions are required to be reported under Item 404(a) of Regulation S-K between Mr. Haley and the Company.

Item 7.01 Regulation FD Disclosure.

On October 8, 2025, the Company issued a press release announcing the resignation of Mr. Poff and appointment of Mr. Haley as interim Principal Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Designer Brands Inc., dated October 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Lisa M. Yerrace
Lisa M. Yerrace
Senior Vice President, General Counsel and Corporate Secretary

Date:	October 8, 2025